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                                                                    EXHIBIT 21.1
                            STERLING SOFTWARE, INC.
                              LIST OF SUBSIDIARIES

Name                                               Jurisdiction of Incorporation
---------------------------                        -----------------------------
Sterling Software (Midwest), Inc.                            Delaware
Sterling Software (U.S.), Inc.                               Delaware
Sterling Software (U.S.A.), Inc.                             California
Condessa Gestao E Investimentos Lda                          Portugal
Sterling Software AB                                         Sweden
Sterling Software GmbH                                       Germany
Sterling Software International (U.K.) Limited               United Kingdom
Sterling Software (Pacific) Pty Limited                      Australia
Sterling Software (Australia) Pty Limited                    Australia
Sterling Software (New Zealand) Limited                      New Zealand
Sterling Software (Benelux) NV                               Belgium
Sterling Software (Benelux) BVBA                             Belgium
Sterling Software (Netherlands) B.V.                         Netherlands
Sterling Software (France) SA                                France
Sterling Software France II                                  France
Sterling Software (Japan) Ltd.                               Japan
Sterling Software (Singapore) PTE Ltd.                       Singapore
Sterling Software (U.S. of America), Inc.                    Delaware
Sterling Software (U.K.) Holdings Ltd.                       United Kingdom
Sterling Software (U.K.) Limited                             United Kingdom
Sterling Software (Switzerland) AG                           Switzerland
Sterling Software (Italia) SRL                               Italy
KnowledgeWare SRL                                            Italy
Systems Center AS                                            Norway
Sterling Software (Portugal) - Informatica, LDA              Portugal
Sterling Aplicaciones Informaticas (Espana), S.A.            Spain
KnowledgeWare AB                                             Sweden
Sterling Software (U.K.) II Limited.                         United Kingdom
Sterling Software Do Brasil Participacoes Ltda.              Brazil
 Sterling Software Do Brasil Ltda. (Owned 49%)               Brazil
Systems Center Handelsgesellschaft M.B.H.                    Austria
Systems Center Pty Limited                                   Australia
Systems Center Limited                                       Hong Kong
Sterling Software (Virgin Islands), Inc.                     U.S. Virgin Islands
Sterling Software (Canada) Inc.                              Canada
Sterling Software International, Inc.                        Delaware
 Sterling Software International SARL                        France
Sterling Software International (Australia), Limited         Delaware
Sterling Software (Israel), Ltd.                             Israel
Sterling Software Leasing Company                            Delaware
Sterling Software (Scandinavia) AS                           Norway
Sterling Software (Southern), Inc.                           Georgia
 KnowledgeWare GmbH                                          Austria
 KnowledgeWare (Far East) Limited                            Hong Kong
 Matesys Mathematics Systems S.A.                            France
  Matesys Corp.                                              California
Southwest Beta Services, Inc.                                Delaware
Sterling International Finance, Inc.                         British West Indies
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Notes:
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1. Indented names are subsidiaries of subsidiaries.
2. Inclusion in the list is not a representation that the subsidiary is a significant subsidiary.
3. Except as noted, the voting shares of all subsidiaries are 100% owned by Sterling Software, Inc., its subsidiaries or employee nominees.